Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

CASCADIAN THERAPEUTICS, INC.

at

$10.00 Net Per Share In Cash

Pursuant to the Offer to Purchase dated February 8, 2018

by

VALLEY ACQUISITION SUB, INC.,

a wholly owned subsidiary of

SEATTLE GENETICS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 9, 2018 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON MARCH 8, 2018), UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

February 8, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 8, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Valley Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics”) to purchase all of the shares of common stock, par value $0.0001 per share (the “Shares”), of Cascadian Therapeutics, Inc., a Delaware corporation (“Cascadian Therapeutics”), that are issued and outstanding at a price of $10.00 per Share, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF CASCADIAN THERAPEUTICS (THE “CASCADIAN THERAPEUTICS BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The Offer Price for the Offer is $10.00 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 30, 2018 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Seattle Genetics, Purchaser and Cascadian Therapeutics, pursuant to which, as soon as practicable consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Cascadian Therapeutics (the “Merger”), with Cascadian Therapeutics continuing as the surviving corporation in the Merger and as a subsidiary of Seattle Genetics. At the effective time of the Merger, any Shares not purchased pursuant to the Offer (other than Shares owned by stockholders who are entitled to demand and properly demand appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware in connection with the Merger, as described in the Offer to Purchase and Shares then owned by Seattle Genetics, Purchaser or any other wholly owned subsidiary of Seattle Genetics and Shares owned by Cascadian Therapeutics or any wholly owned subsidiary of Cascadian Therapeutics, and in each case, not held on behalf of third parties) will be automatically converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.

4.	After careful consideration, the Cascadian Therapeutics Board has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to and in the best interests of Cascadian Therapeutics and its stockholders, (ii) approved the Merger Agreement and declared it advisable, (iii) approved the execution, delivery and performance by Cascadian Therapeutics of the Merger Agreement and the consummation of the transactions contemplated therein, including the Offer and the Merger, (iv) resolved that the Merger shall be effected under Section 251(h) of the General Corporation Law of the State of Delaware, and (v) resolved to recommend that the stockholders of Cascadian Therapeutics accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5.	The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 9, 2018 (one minute after 11:59 P.M., New York City time, on March 8, 2018), unless the Offer is extended.

6.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase, including (i) there being validly tendered (and not validly withdrawn) prior to the Expiration Date that number of Shares (not including any Shares tendered pursuant to guaranteed delivery procedures that were not actually received by the depositary for the Offer prior to the Expiration Date) that represents at least a majority of the outstanding Shares on a fully diluted basis as of the Expiration Date (assuming the conversion of all outstanding preferred stock into Shares and further assuming that such fully diluted number of Shares shall not include (A) any outstanding options, warrants and other rights to purchase Shares that are out-of-the-money and (B) any outstanding restricted stock units and options that remain unvested prior to the Expiration Date and will not vest prior to the time we accept for payment Shares tendered in the Offer), (ii) the termination or expiration of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, (iii) the absence of any legal restraint or prohibition that prevents or prohibits the consummation of the Offer or the Merger, (iv) the accuracy of Cascadian Therapeutics’ representations and warranties contained in the Merger Agreement (subject to “Company Material Adverse Effect” (as defined in the Merger Agreement) and materiality qualifiers), (v) Cascadian Therapeutics’ performance of its obligations under the Merger Agreement in all material respects, and (vi) since the date of the Merger Agreement, that there will not have occurred (and be continuing) a Company Material Adverse Effect (as defined in the Merger Agreement).

7.	Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CASCADIAN THERAPEUTICS, INC.

at

$10.00 NET PER SHARE IN CASH

Pursuant to the Offer to Purchase dated February 8, 2018

by

VALLEY ACQUISITION SUB, INC.,

a wholly owned subsidiary of

SEATTLE GENETICS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 8, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Valley Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Seattle Genetics, Inc., a Delaware corporation, to purchase all of the shares of common stock, par value $0.0001 per share (the “Shares”), of Cascadian Therapeutics, Inc., a Delaware corporation, that are issued and outstanding at a price of $10.00 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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